Exhibit 10.47
SIXTH AMENDMENT AND CONSENT
This SIXTH AMENDMENT AND CONSENT (“Amendment”) dated as of May 28, 2010 (the “Effective Date”) is by and among Brigham Oil & Gas, L.P., a Delaware limited partnership (the “Borrower”), Brigham Exploration Company, a Delaware corporation (“Brigham Exploration”), Brigham Inc., a Nevada corporation (the “General Partner”, together with Brigham Exploration, each a “Guarantor” and collectively the “Guarantors”, and together with Brigham Exploration and the Borrower, each a “Credit Party” and collectively the “Credit Parties”), the Lenders party hereto, and Bank of America, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).
WHEREAS, the Borrower, the Guarantors, the lenders from time to time party thereto (the “Lenders”), and the Administrative Agent are parties to the Fourth Amended and Restated Credit Agreement dated as of June 29, 2005, as amended by the First Amendment thereto dated as of April 10, 2006, the Second Amendment thereto dated as of March 27, 2007, the Third Amendment thereto dated as of November 7, 2008, the Fourth Amendment thereto dated as of May 13, 2009 and the Fifth Amendment thereto dated as of July 24, 2009 (as amended, the “Credit Agreement”);
WHEREAS, Brigham Exploration desires to redeem all (but not less than all) of its Preferred Stock currently outstanding for a redemption price of approximately $10,101,000 plus a premium equal to 1% of such amount plus all accrued dividends on such Preferred Stock (the “Preferred Stock Redemption”);
WHEREAS, the Preferred Stock Redemption constitutes a Restricted Payment that is prohibited under Section 6.06 of the Credit Agreement;
WHEREAS, the Administrative Agent and the Majority Lenders have agreed to (a) consent to the Preferred Stock Redemption and (b) make certain amendments to the Credit Agreement as provided for herein, in each case, subject to the conditions herein;
NOW THEREFORE, in consideration of the premises and the mutual covenants, representations and warranties contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
AGREEMENT
Section 1. Defined Terms. Unless otherwise defined in this Amendment, each capitalized term used in this Amendment has the meaning given such term in the Credit Agreement.
Section 2. Amendments to the Credit Agreement.
(a) Section 1.01 of the Credit Agreement is hereby amended by inserting the following new definition in its appropriate alphabetical order:
“Reasonably Forecasted Volumes” means, for any period, the volume of Hydrocarbons reasonably anticipated to be produced from the Borrower’s Oil and Gas Properties during such period, as determined by the Borrower in conformity with the guidelines in effect from time to time as promulgated by the Society of Petroleum Engineers or its successor association and otherwise pursuant to methodology acceptable to the Administrative Agent in its sole discretion.

(b) Section 5.06 of the Credit Agreement is hereby amended by (i) re-lettering paragraph (q) thereof as paragraph (r) and (ii) inserting the following as new paragraph (q):
(q) Reasonably Forecasted Volumes. Concurrently with the delivery of each of the financial statements referred to in subsections 5.06(a) and (b), a report in form and substance satisfactory to the Administrative Agent setting forth Reasonably Forecasted Volumes for the ensuing three year period.
(c) Section 6.02(g) of the Credit Agreement is hereby restated in its entirety as follows:
(g) Debt of the Borrower under Hydrocarbon Hedge Agreements or Interest Hedge Agreements that is made (x) with a Person that is, at the time such Hydrocarbon Hedge Agreement or Interest Hedge Agreement is made, either a Lender or an Affiliate of a Lender, or (y) with another counterparty rated at least A- or better by S&P or A3 or better by Moody’s, provided that the aggregate notional amounts under all such Hydrocarbon Hedge Agreements (other than Hydrocarbon Hedge Agreement that are floors) do not exceed (i) the greater of (A) 90% of the Borrower’s proved, developed, producing Hydrocarbon reserves and (B) 65% of Reasonably Forecasted Volumes, in each case, to be produced during the twenty-four (24) month period immediately following any date of determination on an ongoing basis and (ii) the greater of (A) 80% of the Borrower’s proved, developed, producing Hydrocarbon reserves and (B) 50% of Reasonably Forecasted Volumes, in each case, to be produced during the remaining term of such Hydrocarbon Hedge Agreements (such remaining term not to exceed an additional twelve (12) months) after the twenty-four (24) month period immediately following such date of determination (with Borrower’s proved, developed, producing Hydrocarbon reserves to be determined (1) from the date such Hydrocarbon Hedge Agreements are entered into based on the Engineering Report most recently delivered pursuant to Section 2.02 or, to the extent provided by the Borrower, such more recent information and reports concerning the Borrower’s proved, developed, producing Hydrocarbon reserves which are acceptable to the Administrative Agent in its sole discretion and (2) in conformity with the guidelines in effect from time to time as promulgated by the Society of Petroleum Engineers or its successor association) and that such Hydrocarbon Hedge Agreements are entered into as a part of its normal business operations as risk management strategy and/or hedge against changes resulting from market conditions related to the Borrower’s and its Subsidiaries’ operations;

Section 3. Consent.
(a) The Administrative Agent and the Lenders hereby consent to the Preferred Stock Redemption and agree that the Preferred Stock Redemption shall not constitute a Default or Event of Default under Section 7.01(c) of the Credit Agreement as a result of a violation of Section 6.06 of the Credit Agreement; provided that (i) before and immediately after giving effect to the Preferred Stock Redemption, no Event of Default has occurred and is continuing and (ii) prior to the Preferred Stock Redemption, the Borrower shall have delivered to the Administrative Agent calculations in form and substance satisfactory to the Administrative Agent certified by a Responsible Officer of Brigham Exploration demonstrating that Brigham Exploration and its consolidated Subsidiaries are in compliance, on a pro forma basis after giving effect to the Preferred Stock Redemption, with the covenants contained in Sections 6.18, 6.19 and 6.24 recomputed as of the last day of the most recently ended fiscal quarter of Brigham Exploration as if the Preferred Stock Redemption had occurred on the first day of each relevant period for testing such compliance.
(b) The express consent set forth in this Section 3 is limited to the extent described herein and shall not be construed to be a consent to or a permanent waiver of any terms, provisions, covenants, warranties or agreements contained in the Credit Agreement or in any of the other Loan Documents, unless expressly provided so herein. The Administrative Agent and the Lenders reserve the right to exercise any rights and remedies available to them in connection with any present or future defaults with respect to the Credit Agreement or any other provision of any Loan Document.
Section 4. Borrowing Base Redetermination. Pursuant to Section 2.02(b)(i) of the Credit Agreement, the Administrative Agent hereby notifies the Borrower that the amount of the Borrowing Base has been redetermined by the Administrative Agent and the Lenders in accordance with Section 2.02(b)(i) of the Credit Agreement, and has been set by the Administrative Agent and the Lenders at $110,000,000.00, effective as of the Effective Date.
Section 5. Conditions to Effectiveness. This Amendment shall become effective as of the Effective Date upon the satisfaction of the following conditions precedent:
(a) the Administrative Agent shall have received counterparts hereof duly executed by the Borrower, each Guarantor, the Administrative Agent and the Majority Lenders; and
(b) the Borrower shall have paid all fees and expenses reimbursable under Section 10.04(a) of the Credit Agreement to the extent invoiced on or prior to the date hereof.
Section 6. Representations and Warranties. Each Credit Party hereby represents and warrants that after giving effect hereto:
(a) the representations and warranties of such Credit Party contained in the Loan Documents are true and correct in all material respects on and as of the Effective Date and will be true and correct as of the date of the Preferred Stock Redemption occurs, after giving effect to the Preferred Stock Redemption, other than those representations and warranties that expressly relate solely to a specific earlier date, which shall remain correct as of such earlier date; and
(b) no Default or Event of Default has occurred and is continuing.

Section 7. Reaffirmation of Guaranty. Each Guarantor hereby ratifies, confirms, and acknowledges that its obligations under the Credit Agreement are in full force and effect and that each Guarantor continues to unconditionally and irrevocably, jointly and severally, guarantee the full and punctual payment, when due, whether at stated maturity or earlier by acceleration or otherwise, all of the Obligations (subject to the terms of Article VIII of the Credit Agreement), as such Obligations may have been amended by this Amendment. Each Guarantor hereby acknowledges that its execution and delivery of this Amendment does not indicate or establish an approval or consent requirement by the Guarantors in connection with the execution and delivery of consents, waivers or amendments to the Credit Agreement or any of the other Loan Documents.
Section 8. Effect of Amendment.
(a) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender, the Issuing Lender or the Administrative Agent under any of the Loan Documents, nor, except as expressly provided herein, constitute a waiver or amendment of any provision of any of the Loan Documents.
(b) Upon and after the execution of this Amendment by each of the parties hereto, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified hereby.
(c) This Amendment is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.
(d) Except as specifically modified above, the Credit Agreement and the other Loan Documents are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.
Section 9. Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

Section 10. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Transmission by facsimile of an executed counterpart of this Amendment shall be deemed to constitute due and sufficient delivery of such counterpart.
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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized officers to be effective as of the Effective Date.

BORROWER: BRIGHAM OIL & GAS, L.P. By: Brigham, Inc., its general partner
By:	/s/ David T. Brigham
David T. Brigham
Executive Vice President – Land and Administration

GUARANTORS: BRIGHAM EXPLORATION COMPANY
By:	/s/ David T. Brigham
David T. Brigham
Executive Vice President – Land and Administration

BRIGHAM, INC.
By:	/s/ David T. Brigham
David T. Brigham
Executive Vice President – Land and Administration
Signature Page to Sixth Amendment and Consent to Credit Agreement
Brigham Oil & Gas, L.P.

ADMINISTRATIVE AGENT: BANK OF AMERICA, N.A., as Administrative Agent
By:	/s/ Alan Tapley
	Name:	Alan Tapley
	Title:	Assistant Vice President
Signature Page to Sixth Amendment and Consent to Credit Agreement
Brigham Oil & Gas, L.P.

LENDERS: BANK OF AMERICA, N.A.
By:	/s/ Jeffrey H. Rathkamp
Jeffrey H. Rathkamp
Managing Director
Signature Page to Sixth Amendment and Consent to Credit Agreement
Brigham Oil & Gas, L.P.

THE ROYAL BANK OF SCOTLAND plc
By:	/s/ Lucy Walker
	Name:	Lucy Walker
	Title:	Vice President
Signature Page to Sixth Amendment and Consent to Credit Agreement
Brigham Oil & Gas, L.P.

BNP PARIBAS
By:	/s/ Richard Hawthorne
	Name:	Richard Hawthorne
	Title:	Director

By:	/s/ Betsy Jocher
	Name:	Betsy Jocher
	Title:	Director
Signature Page to Sixth Amendment and Consent to Credit Agreement
Brigham Oil & Gas, L.P.

NATIXIS
By:	/s/ Donovan C. Broussard
Donovan Broussard
Managing Director

By:	/s/ Louis P. Laville, III
Louis P. Laville, III
Managing Director
Signature Page to Sixth Amendment and Consent to Credit Agreement
Brigham Oil & Gas, L.P.

CAPITAL ONE, NATIONAL ASSOCIATION
By:	/s/ Peter Shen
	Name:	Peter Shen
	Title:	Vice President Capital One Bank N.A.
Signature Page to Sixth Amendment and Consent to Credit Agreement
Brigham Oil & Gas, L.P.

CREDIT SUISSE, CAYMAN ISLANDS BRANCH
By:	/s/ Mikhail Faybusovich
	Name:	Mikhail Faybusovich
	Title:	Vice President

By:	/s/ Vipul Dhadda
	Name:	Vipul Dhadda
	Title:	Associate
Signature Page to Sixth Amendment and Consent to Credit Agreement
Brigham Oil & Gas, L.P.